Exhibit 25.11

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N. A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Sonia N. Flores

Union Bank, N.A.

350 California Street

Corporate Trust - 11th Floor

San Francisco, CA 94104

(415) 273-2518

(Name, address and telephone number of agent for service)

Mellon Funding Corporation	The Bank of New York Mellon Corporation

(Exact name of obligor as specified in its charter)

Pennsylvania	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

25-1387025	13-2614959
(I.R.S. employer identification No.)	(I.R.S. employer identification No.)

The Bank of New York Mellon Corporation

One Wall Street

New York, New York 10286

$100,000,000 Mellon Funding Corporation 5.0% Subordinated Notes due 2014

$300,000,000 Mellon Funding Corporation 5.0% Subordinated Notes due 2014

$250,000,000 Mellon Funding Corporation 5.5% Subordinated Notes due 2018

And Subordinated Notes of Mellon Funding Corporation Guaranteed by The Bank of New York Mellon Corporation

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing By-Laws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

* Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented on Form S-4 Registration No. 333-103873 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 21st day of June, 2013.

Union Bank, N.A.

By:	/s/ Sonia N. Flores
Sonia N. Flores Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

June 21, 2013

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of a Subordinated Indenture dated as of June 12, 2000 among Mellon Funding Corporation (the “Company”), Mellon Financial Corporation, as guarantor, and Union Bank, N.A. (formerly known as Union Bank of California, N.A., the “Trustee”), as successor trustee to Bank One Trust Company, N.A. and the First Supplemental Indenture dated as of April 30, 2001, the Second Supplemental Indenture dated as of March 5, 2004 and the Third Supplemental Indenture dated as of June 29, 2007 to such indenture, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank, N.A.

By:	/s/ Sonia N. Flores
Sonia N. Flores Vice President

EXHIBIT 7

Consolidated Report of Condition of

Union Bank, N.A

of San Francisco in the State of California, at the close of business March 31, 2013, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,264,848
Interest-bearing balances	3,776,037
Securities:
Held-to-maturity securities	1,015,065
Available-for-sale securities	21,694,933
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	25,000
Securities purchased under agreements to resell	24,576
Loans and lease financing receivables:
Loans and leases held for sale	36,743
Loans and leases, net of unearned income	60,146,713
LESS: Allowance for loan and lease losses	624,292
Loans and leases, net of unearned income and allowance	59,522,421
Trading assets	1,119,372
Premises and fixed assets	706,560
Other real estate owned	87,045
Investments in unconsolidated subsidiaries and associated companies	638,852
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	2,952,402
Other intangible assets	340,330
Other assets	3,135,984

Total assets	$96,340,168

Exhibit 7

LIABILITIES
Deposits:
In domestic offices	$74,366,071
Noninterest-bearing	24,698,648
Interest-bearing	49,667,423
In foreign offices, Edge and Agreement subsidiaries, and IBFs	521,306
Noninterest-bearing	0
Interest-bearing	521,306
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	208,500
Securities sold under agreements to repurchase	40,187
Trading liabilities	742,067
Other borrowed money	5,700,753
Subordinated notes and debentures	726,188
Other liabilities	1,797,779

Total liabilities	$84,102,851

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	8,116,467
Retained earnings	3,804,728
Accumulated other comprehensive income	(558,566)
Other equity capital components	0

Total equity capital	11,967,206
Noncontrolling (minority) interests in consolidated subsidiaries	270,111
Total equity capital	$12,237,317

Total liabilities, minority interest, and equity capital	$96,340,168

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